EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption ‘‘Experts’’ and to the use of our reports (i) dated March 31, 2011 with respect to the 2010 consolidated financial statements of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and to the consolidated December 31, 2010 balance sheet of ICON GP 14, LLC, and (ii) dated March 31, 2010 with respect to the 2009 consolidated financial statements of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and to the December 31, 2009 balance sheet of ICON GP 14, LLC, and (iii) dated March 19, 2009 with respect to the December 31, 2008 balance sheet of ICON GP 14, LLC in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-153849) and related Prospectus of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. for the registration of up to 420,000 limited partnership interests.

/s/ Ernst & Young LLP
New York, New York
March 31, 2011